EXHIBIT 10.18

MARATHON OIL CORPORATION

2003 INCENTIVE COMPENSATION PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

MAP Officers

Pursuant to this Award Agreement, MARATHON OIL CORPORATION (the “Corporation”) hereby grants to [NAME] (the “Optionee”), an employee of the Corporation or an Affiliate, on May 28, 2005 (the “Grant Date”), a right (the “Option”) to purchase from the Corporation [NUMBER] shares of Common Stock of the Corporation at an exercise price of $[price] per share (the “Grant Price”), pursuant to the Marathon Oil Corporation 2003 Incentive Compensation Plan (the “Plan”), with such number of shares and such price per share being subject to adjustment as provided in Section 17 of the Plan, and further subject to the following terms and conditions:

1.     Relationship to the Plan; Definitions.

This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, that have been adopted by the Committee. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Optionee also include the heirs or other legal representatives of the Optionee. For purposes of this Award Agreement:

“Ashland” means Ashland, Inc., a Kentucky corporation, or any successor thereto.

“Cause” means termination from Employment by the Corporation or its Affiliates due to unacceptable performance, gross misconduct, gross negligence, material dishonesty, material acts detrimental or destructive to the Corporation or its Affiliates, employees or property, or any material violation of the policies of the Corporation or its Affiliates.

“Change in Control Plan” means any plan, program, agreement, or arrangement pursuant to which the Corporation or an Affiliate agrees to provide benefits to the Optionee in the event he or she is terminated following a Change in Control.

“Employment” means employment with the Corporation or any of its Affiliates. For purposes of this Option, Employment shall also include any period of time during which the Optionee is on Disability status.

“Option Period” means the period commencing upon the Optionee’s receipt of this Award Agreement and ending on the date on which the Option expires pursuant to Section 3(a).

“Option Shares” means the shares of Common Stock covered by this Award Agreement.

2.     Exercise and Vesting Schedule.

(a)     This Option shall become exercisable in three cumulative annual installments, as follows:

(i) [number] of the Option Shares shall become exercisable on May 28, 2004;

(ii) an additional [number] of the Option Shares shall become exercisable on May 28, 2005; and

(iii) the remaining [number] Option Shares shall become exercisable on May 28, 2006;

provided, however, that the Optionee must be in continuous Employment from the Grant Date through the date of exercisability of each installment in order for the Option to become exercisable with respect to additional shares of Common Stock on such date. If the Employment of the Optionee is terminated for any reason other than death or Retirement, any Option Shares that are not exercisable as of the date of such termination of Employment shall be forfeited to the Corporation.

(b)     If the Employment of the Optionee is terminated due to Retirement, the Option shall continue to become exercisable in accordance with the schedule set forth in subparagraph (a) above, irrespective of the Optionee’s Retirement or subsequent death.

(c)     This Option shall become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, upon:

(i) termination of the Optionee’s Employment due to death; or

(ii) a Change in Control of the Corporation, provided that as of such Change in Control the Optionee had been in continuous Employment since the Grant Date.

3.     Expiration of Option.

(a)     Expiration of Option Period. The Option Period shall expire on May 28, 2013.

(b)     Termination of Employment Due to Death or Retirement. If Employment of the Optionee is terminated due to death or Retirement, the Option shall expire upon the earlier of (i) three years following the date of termination of Employment or (ii) expiration of the Option Period. The death of the Optionee following Retirement but prior to the expiration of the Option shall have no effect on the expiration of the Option.

(c)     Termination of Employment by the Corporation for Cause or Due to Resignation. If Employment of the Optionee is terminated by the Corporation or any of its Affiliates for Cause or due to voluntary resignation by the Optionee, the Option shall expire upon the termination of Employment.

(d)     Termination of Employment by the Corporation Other Than For Cause. If Employment of the Optionee is terminated by the Corporation or any of its Affiliates for any reason other than Cause, the Option shall expire upon the earlier of (i) 90 days following the date of termination of Employment or (ii) expiration of the Option Period.

(e)     Change in Control. Notwithstanding anything herein to the contrary, in the event of a Change in Control, the Option shall remain exercisable throughout the Option Period, provided that as of such Change in Control the Optionee had been in continuous Employment since the Grant Date.

(f)     Termination of Employment by Reason of Transfer to Ashland. If Employment of the Optionee is terminated because the Optionee transfers to Ashland, the Option shall expire upon the earlier of (i) three years following the date of termination of Employment or (ii) expiration of the Option Period.

4.     Employment with a Competitor. Notwithstanding anything herein to the contrary, in the event the Committee, the Chief Executive Officer, or an authorized officer determines that the Grantee has accepted or intends to accept employment with a competitor of any business unit of the Corporation, the Committee, the Chief Executive Officer, or the authorized officer may cancel the Award by written notice to the Grantee.

5.     Exercise of Option. Subject to the limitations set forth herein and in the Plan, this Option may be exercised in whole or in part by providing notice to the Committee or its designated representative of the number of Option Shares to be exercised. Such notice shall be accompanied by payment of the Grant Price of such Option Shares in cash or, at the election of the Optionee, in shares of Common Stock or any combination thereof. For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Upon receipt of the purchase price, the Corporation or its designated representative shall issue or cause to be issued to the Optionee a number of shares of Common Stock equal to the number of Option Shares then exercised.

6.     Taxes. The Corporation or its designated representative shall have the right to withhold applicable taxes from the shares of Common Stock otherwise payable to the Optionee upon exercise of the Option or from compensation otherwise payable to the Optionee at the time of exercise pursuant to Section 14 of the Plan.

7.     Shareholder Rights. The Optionee shall have no rights of a shareholder with respect to the Option Shares unless and until such time as the Option has been exercised and shares of Common Stock have been issued to the Optionee in conjunction with the exercise of the Option.

8.     Nonassignability. During the Optionee’s lifetime, the Option may be exercised only by the Optionee or by the Optionee’s guardian or legal representative. Upon the Optionee’s death, the Option may be transferred by will or by the laws governing the descent and distribution of the Optionee’s estate. Otherwise, the Optionee may not sell, transfer, assign, pledge or otherwise encumber any portion of the Option, and any attempt to sell, transfer, assign, pledge, or encumber any portion of the Option shall have no effect.

9.     No Employment Guaranteed. Nothing in this Award Agreement shall give the Optionee any rights to (or impose any obligations for) continued Employment by the Corporation or any Affiliate thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Optionee.

10.     Modification of Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Corporation, provided that no modification may, without the consent of the Optionee, adversely affect the rights of the Optionee hereunder.

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